Execution Copy

 License And Distribution Agreement

This agreement (‘‘Agreement’’) is made as of April 13, 2007 (the ‘‘Effective Date’’), by and between Majesco Europe Limited, a United Kingdom limited company with its principal place of business at City Point, Temple Gate, Bristol, BS1 6PL, United Kingdom (‘‘Majesco’’); and Eidos Interactive Limited (‘‘Eidos’’), a United Kingdom limited company, with its principal place of business at Wimbledon Bridge House, 1 Hartfield Road, Wimbledon, London SW19 3RU.

1.    Rights and Obligations

1.1    Majesco hereby appoints Eidos as Majesco’s exclusive distributor for the computer and/or video games listed on the attached Exhibit A (as the same may be amended by agreement of the parties from time to time in accordance with this Agreement), which is incorporated by reference hereto (the ‘‘Titles’’), in the PAL territories comprising all those territories listed on the attached Exhibit B (the ‘‘Territory’’) from the Effective Date and continuing for a period expiring 270 days after the date of commercial release by Eidos of the last Title set forth on Exhibit A (as may be amended from time to time). (the ‘‘Term’’). The parties may mutually agree to add Titles to this Agreement, which will become effective upon signature by both parties of a signed amendment to Exhibit A hereto. Subject to the terms and conditions contained in this Agreement, Majesco hereby grants Eidos the non-transferable (save as expressly provided herein), exclusive right to sell, distribute, advertise, market, and promote the Titles in the Territory. For the avoidance of doubt, Eidos is obligated to release all of the Titles even after it meets the Guarantee (as defined below) obligation.

1.2    Eidos will not have any right to distribute the Titles outside of the Territory and shall not distribute to any customers whom Eidos knows or has reason to believe may sell the Titles outside of the Territory. Eidos will not have any right to distribute the Titles in the Territory or otherwise by electronic means, including, but not limited to, by any third-party on-line service, the Internet, satellite, cable, wire, or any other electronic means of distribution now known or hereafter developed provided always that for the avoidance of doubt Eidos shall be entitled to promote, advertise, offer for sale and sell physical copies of the Titles ordered via an internet website, digital television, WAP devices or other on-line service. Subject thereto, Majesco hereby expressly reserves all on-line and electronic distribution rights, as well as OEM and bundling rights, subject in each case to Majesco’s prior reasonable approval.

1.3    Eidos shall have a right of first refusal on distribution rights, in accordance with the terms set forth herein, on any of Majesco’s video game titles that Majesco plans to release (whether by itself, or through any affiliate or third party distributor) during the Term to the extent permissible by Majesco’s existing contracts. Majesco will give Eidos reasonable notice of its intention to have any such title released in the Territory whereupon, if Eidos wishes to distribute any such titles, then Eidos shall within [Information Omitted and Filed Separately with the Commission under Rule 24B-2] days of receipt of a written notification of a plan to release a title and invitation to Eidos to exercise its rights under this Clause give Majesco written notice of such desire and the parties shall immediately thereafter negotiate exclusively with each other with respect to such rights, and if, after the expiration of [Information Omitted and Filed Separately with the Commission under Rule 24B-2] days following receipt of the applicable notice, no agreement has been reached, then Majesco shall be free to negotiate elsewhere with respect to such rights. Terms for such added Titles to be the same as for the Titles listed in Exhibit A (as applicable), with the RRP to be set by the parties in good faith in order to be in line with the market at the time of release.

1.4    Except as otherwise set forth herein, Majesco shall be responsible for creating, developing, testing and manufacturing the Titles and the associated documentation as final, shrink-wrapped finished goods (‘‘Units’’), containing the final software (in object code form), data files, external and internal packaging, an instruction manual, and a customary industry warranty and end user license and all localised versions thereof in relation to non-English language versions to be supplied hereunder. In addition, Majesco shall be responsible for obtaining all applicable age-ratings for the Titles from all applicable rating bodies and all approvals from Nintendo and other applicable platform owners.

1.5    Majesco shall provide Units of the Titles upon Eidos’ order of such Units. Subject to format owner minimum order quantities and manufacturing schedules, within [Information Omitted and Filed Separately with the Commission under Rule 24B-2] weeks of Eidos placing an order Majesco will deliver Units to Eidos or Eidos’s distributors’ designated warehouse in any of the United Kingdom, France, Germany, Spain, Italy and Scandinavia, as specified by Eidos at the time the order is placed (the ‘‘Delivery Point’’ and all references to ‘‘delivery’’ shall be construed accordingly). All prices stated herein include all costs of shipping, packaging, freight and insurance of Units to the Delivery Point. Accordingly, risk in Units will pass upon delivery at the designated Delivery Point.

1.6    Eidos shall have [Information Omitted and Filed Separately with the Commission under Rule 24B-2] days from receipt to inspect the incoming Units (the ‘‘Inspection Period’’), and may return such Units for replacement (at Majesco’s cost and expense) if Eidos: (i) finds any defect with or damage to the Units or their packaging, user manuals or other inserts or a Unit is otherwise not in ‘‘mint’’ condition, and (ii) within such [Information Omitted and Filed Separately with the Commission under Rule 24B-2] period provides Majesco with documentation specifying in detail each such defect for any Units to be returned. If Eidos has not notified Majesco in accordance herewith, at the expiration of the Inspection Period any such Units shall be deemed accepted. For the avoidance of doubt, notwithstanding any deemed acceptance under this Clause, Eidos shall remain entitled to reject and return any Units for a replacement (or, at Eidos’ request a refund) in respect of any latent or other defect arising (including any defect concerning the operation of the software embodied on the media, with any hardware) which would not reveal from reasonable inspection at the time of delivery.

1.7    Eidos will provide end user customer service support for the Titles, to the same extent it provides such support for titles it publishes. Majesco shall promptly provide Eidos with all documents and information reasonably necessary for Eidos to provide the service and support hereunder, together with, as applicable, any software patches and error or bug-correcting versions of the Titles that may be developed during the Term.

2.    Guarantee, Pricing, Fees and Payment Terms

2.1     Eidos agrees to purchase Units of a value equal to [Information omitted and filed separately with the Commission under Rule 24B-2] as set forth on Exhibit A (the ‘‘Guarantee’’). The parties agree that, subject to the minimum order requirements set forth in Section 1.5 above, [Information omitted and filed separately with the Commission under Rule 24B-2] and Eidos may meet this Guarantee obligation [Information omitted and filed separately with the Commission under Rule 24B-2] provided that such shall not relieve Eidos of any other obligations under this Agreement.

2.2     In the event Units of any Title listed in Exhibit A are delivered by Majesco beyond the Release Quarter set forth for such title on Exhibit A hereto, other than in the case of delay subject to Section 13.6 hereto, that proportion of the Guarantee [Information omitted and filed separately with the Commission under Rule 24B-2] set against the relevant Title (the ‘‘Unit Guarantee’’) can be reduced (and accordingly the overall Guarantee shall be reduced by a corresponding amount) as follows: (i) if delivery occurs more than [Information omitted and filed separately with the Commission under Rule 24B-2] but less than [Information omitted and filed separately with the Commission under Rule 24B-2] days beyond the applicable quarterly release period, the Unit Guarantee for such Title can be reduced by [Information omitted and filed separately with the Commission under Rule 24B-2]  (ii) if delivery occurs more than [Information omitted and filed separately with the Commission under Rule 24B-2] days but less than [Information omitted and filed separately with the Commission under Rule 24B-2] days beyond the applicable quarterly release period, the Unit Guarantee for such Title can be reduced by an additional [Information omitted and filed separately with the Commission under Rule 24B-2] (making [Information omitted and filed separately with the Commission under Rule 24B-2] in total); and (iii) if delivery occurs more than [Information omitted and filed separately with the Commission under Rule 24B-2] days after the applicable release date for such Title as set forth on Exhibit A, Eidos shall have the option of excluding such Title from the Agreement and the Unit Guarantee allocated for that Title shall be eliminated; provided that if Eidos shall determine to not exclude such Title, the Unit Guarantee for such Title can be reduced by a further [Information omitted and filed separately with the Commission under Rule 24B-2] (making [Information omitted and filed separately with the Commission under Rule 24B-2] in total).

2.3     The price payable for each Unit shall be [Information omitted and filed separately with the Commission under Rule 24B-2]. Majesco shall invoice Eidos for the price upon delivery of the Units. Within no more than [Information omitted and filed separately with the Commission under Rule 24B-2] days from the end of the month stated on the date of invoice, Eidos shall pay to Majesco [Information omitted and filed separately with the Commission under Rule 24B-2]. Time is of the essence in the payment of all monies due to Majesco under this Agreement. Late payments shall incur interest at the rate of [Information omitted and filed separately with the Commission under Rule 24B-2] per annum above [Information omitted and filed separately with the Commission under Rule 24B-2] base rate from time to time, accruing from the day after the date such payments were originally due. Nothing contained in this section shall require Majesco to prevent it from declaring a breach in the event that payment is not received by the due date for payment. In addition, Eidos shall submit to Majesco within no more than [Information omitted and filed separately with the Commission under Rule 24B-2] days of the end of each[month a statement detailing the number of Units of each Title sold by major territory (i.e., UK, France, German, Spain, Export and Asia Pacific).

2.4    All payments due to Majesco hereunder shall be paid in British Pound Sterling (GBP) and wired to a bank account in the name of Majesco, account details to be specified by Majesco.

2.5    The parties acknowledge that the Recommended Retail Prices (‘‘RRP’’) were set by mutual agreement of the parties and meant to reflect anticipated market conditions. In the event there are significant factors that may cause the appropriate RRP to need to be changed prior to or at the actual time of release, the parties shall work together in good faith to amend the RRP accordingly, and only upon mutual agreement of the parties revise the corresponding Average Unit Wholesale Price and Guarantee for the applicable Title. For the avoidance of any doubt, Eidos shall be free to resell Units at any resale price it chooses and shall not be obliged to place any restrictions on the resale prices of its customers.

2.6     In consideration for the services being performed by Eidos hereunder, Majesco shall issue a credit note to Eidos in a fee equal to [Information omitted and filed separately with the Commission under Rule 24B-2] of the Invoice Value of Units of each Title delivered hereunder (the ‘‘S & D Fee’’) as well as a [Information omitted and filed separately with the Commission under Rule 24B-2] returns fee (as described below, the ‘‘Returns Fee’’) and  [Information omitted and filed separately with the Commission under Rule 24B-2] marketing fee (as described below, the ‘‘Marketing Fee’’) (both calculated on the Aggregate Purchase Value of each order for Units delivered hereunder), and (collectively with the S&D Fee and the Returns Fee, the ‘‘Fees’’). The credit note in respect of the Fees is due and will be issued to Eidos [Information omitted and filed separately with the Commission under Rule 24B-2] the invoice raised pursuant to Clause 2.3 for the relevant Units. For the avoidance of doubt, Eidos shall be entitled to set-off any credit due under this Clause against any outstanding invoice raised under Clause 2.5. For the purposes of this Clause, the [Information omitted and filed separately with the Commission under Rule 24B-2] means the [Information omitted and filed separately with the Commission under Rule 24B-2].

2.7     Eidos shall receive a credit of [Information omitted and filed separately with the Commission under Rule 24B-2] of the [Information omitted and filed separately with the Commission under Rule 24B-2] of all Units of each Title delivered hereunder to cover any and all anticipated returns and markdowns. The Returns Fee is fixed and shall not be increased regardless of the amounts of actual returns and markdowns on any Title. Under no circumstances shall Eidos make any requests for returns or markdown relief from Majesco. Notwithstanding the foregoing, it is understood and agreed that the references to returns in this Clause exclude Units which are returned by Eidos because they are defective. Nothing in this Agreement shall limit any right on the part of Eidos to reject any number of Units which are defective.

2.8     If for any reason, at the expiration or termination of the Term (except for Majesco’s breach or as a result of the return of defective Units hereunder), the Guarantee obligation has not been met, Eidos shall within [Information omitted and filed separately with the Commission under Rule 24B-2] business days pay to Majesco any shortfall less any Fees due thereon.

3.    Marketing, Advertising and Support

3.1    Eidos shall support each Title with a marketing program, which may include print advertising, in-store merchandising and/or circulars; co-op; tradeshows; promotion via product-specific websites; public relations programs; and/or other marketing efforts. Eidos shall, unless otherwise agreed by Majesco, spend an aggregate of [Information Omitted and Filed Separately with the Commission under Rule 24B-2] of the total Invoice Value of a particular Title to advertise and market such Title. In the event that such [Information Omitted and Filed Separately with the Commission under Rule 24B-2] is not spent on a Title, the remaining portion of the Marketing Fee for any such Title will be refunded / credited to Majesco.

3.2     The [Information omitted and filed separately with the Commission under Rule 24B-2] shall be [Information omitted and filed separately with the Commission under Rule 24B-2]  by Majesco as set forth in Section 2.6 above. A [Information omitted and filed separately with the Commission under Rule 24B-2]  review shall be carried out every [Information omitted and filed separately with the Commission under Rule 24B-2] during the Term to ascertain whether or not [Information omitted and filed separately with the Commission under Rule 24B-2]. The first such review shall take place no more than [Information omitted and filed separately with the Commission under Rule 24B-2] from release date of the first Title set forth on Exhibit A, with subsequent reviews to occur each [Information omitted and filed separately with the Commission under Rule 24B-2] thereafter. If any such review shows that the total [Information omitted and filed separately with the Commission under Rule 24B-2] incurred by Eidos is less than the amounts that have been credited by Majesco, then Eidos shall pay to Majesco the amount of the difference within [Information omitted and filed separately with the Commission under Rule 24B-2] days of the end of the month in which the discrepancy was discovered. Upon Majesco’s request, Eidos shall promptly provide reasonable documentation to Majesco in the form of invoices and credits received to substantiate the Marketing Fee spent.

3.3    Majesco agrees to provide Eidos at no cost [Information Omitted and Filed Separately with the Commission under Rule 24B-2] samples of each sku of the Units for each major territory (UK, Spain, Italy, Germany, France, Australia, & Export) for evaluation, trade and press samples. Majesco shall also supply Eidos with specification sheets, catalogs and other sales materials relating to the Titles in such form and such amounts as may be reasonably requested by Eidos from time to time. Samples, evaluation masters and assets for each Title shall be delivered by Majesco to Eidos prior to the scheduled release date of the Title.

3.4    All marketing initiatives (at both the strategic and implementation levels) shall be subject to Majesco’s prior written approval. For each Title, Eidos shall endeavour to provide Majesco with a territory specific, strategic and tactical marketing plan for review and approval no later than three (3) calendar months but in any event no later than one (1) calendar month prior to the actual release date of such Title. It is acknowledged between the parties that marketing plans for the Titles scheduled for release in Q3 2007 shall be supplied at a date to be agreed separately between the parties. Eidos shall also submit all marketing materials to Majesco for its prior review and approval, which may be withheld in Majesco’s sole discretion. Majesco undertakes to use all reasonable efforts to give its approval or refusal of any such materials submitted for approval by Eidos as soon as possible, subject to any approval rights of Majesco’s licensors. Not withstanding the foregoing, if notice of a refusal or acceptance has not been received within [Information Omitted and Filed

Separately with the Commission under Rule 24B-2] business days of the date of any such submission, such submission shall be deemed to have been refused; provided that if Eidos notifies Majesco in writing at the expiration of such [Information Omitted and Filed Separately with the Commission under Rule 24B-2] days, Majesco shall have [Information Omitted and Filed Separately with the Commission under Rule 24B-2] days from the date of such notice to approve or refuse such submission (giving reasons for any refusal), and if it fails to do so, upon the expiration of such [Information Omitted and Filed Separately with the Commission under Rule 24B-2] days, such submission shall be accepted.

4.    Ownership and Trademark Rights

4.1    Titles to the Units shall be transferred from Majesco to Eidos upon Majesco’s delivery of the Units to the applicable Delivery Point. Eidos shall then promptly deliver to Majesco signed proof of delivery (POD) for such order from the applicable Eidos warehouse. Such POD shall be specific to Majesco and shall state the specific Titles and quantities delivered as specified on corresponding purchase orders. For the avoidance of doubt, a POD for a Nintendo shipment containing other Eidos stock in addition to Majesco Titles shall not be sufficient for purposes of this requirement.

4.2    Eidos acknowledges that the intellectual property rights in the Titles are the sole property of Majesco and/or the applicable licensor, and Eidos agrees that it will not at any time during the Term of this Agreement or thereafter dispute or contest or impair directly or indirectly Majesco’s and/or the licensor’s interests therein (except that nothing in this Clause shall prevent Eidos from challenging the validity of any such intellectual property rights). It is agreed that all use of such rights by Eidos is on behalf of and accrues to the benefit of Majesco and/or the applicable licensor. Eidos acknowledges that Majesco retains all rights not granted hereunder and that this Agreement confers no rights beyond those specifically set forth herein.

4.3    Subject to the terms and conditions of this Agreement, Majesco hereby grants to Eidos a non-exclusive, limited right and license to use the trademarks associated with the Titles (‘‘Majesco Marks’’) solely for the purposes of Eidos’ advertisement, promotion and distribution of the Titles in the Territory during the Term of this Agreement. Eidos shall not alter, erase, deface or overprint any such notice on any Units provided by Majesco. All use by Eidos of Majesco Marks shall require the prior written approval of Majesco and the licensor, as applicable in relation to which the provisions of Clause 3.4 shall apply. Eidos agrees not to attach any additional trademarks, trade names, logos or designations to any Unit without the prior written consent of Majesco and the licensor. Eidos shall have the right to place Eidos’ logo on the packaging of each Unit, subject to the prior written approval of Majesco and the licensor of the positioning thereof (not to be unreasonably withheld or delayed) Eidos shall include Majesco’s marks and logo on all Units distributed hereunder and all promotional, advertising and marketing materials for the Titles in each case in a form subject to Majesco’s prior written approval, which shall not be unreasonably withheld or delayed (and in relation to which the provisions of Clause 3.4 shall apply).

4.4    Eidos agrees to cooperate, at Majesco’s sole cost and expense, in Majesco’s efforts to protect its and/or the licensor’s intellectual property rights in the Majesco Marks and the Titles. Eidos agrees to promptly notify Majesco of any known or suspected breach of Majesco’s and/or the licensor’s intellectual property rights in the Majesco Marks or the Titles that comes to Eidos’ attention. Majesco will use reasonable efforts to restrain any third party infringements of the Majesco Marks or Majesco’s intellectual property rights in the Titles.

4.5    Any advertising, marketing or promotional materials and any contributions made to the Titles by Eidos shall be considered a work made for hire within the meaning of the copyright laws of the United States and any foreign jurisdiction recognizing such right of authorship and, to the extent any such materials are not deemed to be a work made for hire, Eidos hereby irrevocably transfers and assigns to Majesco and/or the licensor all of its worldwide right, title, and interest that Eidos may have at any time in and to such materials and all intellectual property rights therein. At any time and upon Majesco and/or the licensor’s cost and request, Eidos shall execute an assignment of copyright and any other intellectual property rights in a form reasonably acceptable to Majesco and/or licensor evidencing the foregoing transfer.

5.    Termination

5.1    To the extent permitted by applicable law, either party shall be entitled to terminate this Agreement by written notice to the other in the event that (i) a receiver, a receiver manager, administrative receiver, liquidator, or trustee or other like person should be appointed for the other party or its property; (ii) the other party should become insolvent or unable to pay its debts as they mature or cease to pay its debts as they mature in the ordinary course of business, or makes an assignment for the benefit of creditors; (iii) any proceedings should be commenced against the other party under any bankruptcy, insolvency, or debtor’s relief law, and such proceedings shall not be vacated or set aside within sixty (60) days from the date of commencement thereof; or (iv) the other party should be liquidated or dissolved.

5.2    Either party shall have the right to terminate this Agreement by giving written notice thereof to the other party in the case of any material breach by the other party of this Agreement and provided that, where such breach is capable of remedy (save as to its time for performance), such breach shall not have been remedied within the [Information Omitted and Filed Separately with the Commission under Rule 24B-2] following receipt of such notice. For the purposes of this Clause a ‘‘material breach’’ means a breach of any provision, term, condition, obligation, warranty or representation in this agreement which will (or, if capable of being cured, if left uncured will): (i) substantially diminish the benefit which the party not in breach would otherwise derive from this agreement, or (ii) have a significant adverse impact on either the business, financial condition or operations of the non-breaching party.

5.3    Upon the expiration or earlier termination of this Agreement, all rights granted hereunder shall terminate, and Eidos will return to Majesco any documents and/or materials provided by Majesco, including any Confidential Information (as defined below), together with all materials referred to in Section 12.3 hereof. Except in the case of a termination by Majesco due to Eidos’ breach, Eidos shall have the right to sell-off any Units in inventory or on order as of the effective date of such termination or expiration for a period of one (1) year following the date of such expiration or termination. Payment terms set forth herein shall apply to any sales during such sell-off period.

5.4     EIDOS WAIVES ANY RIGHTS IT MAY HAVE TO RECEIVE ANY COMPENSATION OR REPARATIONS ON TERMINATION OR EXPIRATION OF THIS AGREEMENT (OTHER THAN AS A RESULT OF A TERMINATION BY EIDOS IN ACCORDANCE WITH CLAUSE 5.1 OR 5.2) UNDER THE LAW OF THE TERRITORY OR OTHERWISE, OTHER THAN AS EXPRESSLY PROVIDED IN THIS AGREEMENT. FURTHER, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY SHALL BE LIABLE TO THE OTHER WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, CHARGES OR EXPENSES HOWSOEVER ARISING.

5.5    Majesco will not be liable to Eidos on account of termination or expiration of this Agreement for reimbursement or damages for the loss of goodwill, prospective profits or anticipated income, or on account of any expenditures, investments, leases or commitments made by Eidos or for any other reason whatsoever based upon or growing out of such termination or expiration. Eidos acknowledges that: (i) Eidos has no expectation and has received no assurances that any investment by Eidos in the promotion of the Titles will be recovered or recouped or that Eidos will obtain any anticipated amount of profits by virtue of this Agreement, and (ii) Eidos will not have or acquire by virtue of this Agreement or otherwise any vested, proprietary or other right in the promotion of the Titles or in ‘‘goodwill’’ created by its efforts hereunder.

5.6    THE PARTIES ACKNOWLEDGE THAT THIS SECTION HAS BEEN INCLUDED AS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT AND THAT NEITHER MAJESCO NOR EIDOS WOULD HAVE ENTERED INTO THIS AGREEMENT BUT FOR THE LIMITATIONS OF LIABILITY AS SET FORTH HEREIN AND IN SECTION 8 HEREOF.

6.    Majesco Representations, Warranties & Indemnifications

6.1    Majesco represents and warrants that: (i) it is a duly authorized limited company; (ii) it has and shall throughout the Term continue to have the right, full power and authority to enter into this Agreement, to carry out its terms and to grant the rights, licenses and privileges granted to Eidos hereunder for the duration of the Term; (iii) it is solely responsible for any and all payments to third parties in connection with the development and creation of the Titles; (iv) it is a licensed publisher in good standing with the appropriate hardware manufacturers (v) all Titles will receive age rating certificates from all applicable age rating bodies; and (vi) it will comply with all rules, regulations and laws in performing its obligations under this Agreement.

6.2    Majesco agrees to indemnify, hold harmless and defend Eidos, its subsidiaries, affiliates, and their respective officers, directors and employees and its distributors from and against all claims, losses, damages, defence costs (including reasonable attorneys’ fees), judgments and other expenses directly related to or arising out of: (i) the breach of any of its representations and warranties set forth in Section 6.1 hereof; (ii) any product liability claim with respect to any Units; or (iii) any claim made or threatened by any third party alleging that the exercise of any of the rights granted to Eidos hereunder in relation to any Title infringes, breaches or misappropriates any trademark, copyright, trade secret, patent, right against unfair competition, right of publicity or personality or other intellectual property or other legal right of such third party anywhere in the Territory; provided that Eidos will give Majesco prompt notice of any such claim and shall afford Majesco the right to have the sole conduct of the defence of any such claim and cooperate fully to mitigate any damages related to any of the foregoing.. Eidos will have the right to participate in its defense or settlement with counsel of Eidos’ choice, and all costs and expenses therefor will be borne by Eidos. The provisions of this Section 6.2 shall not apply to any claim which arises as a result of a breach of any obligation, covenant, representation or warranty made by Eidos herein.

6.3     During the Term of this Agreement and for [Information omitted and filed separately with the Commission under Rule 24B-2] thereafter, Majesco will maintain general liability insurance [Information omitted and filed separately with the Commission under Rule 24B-2]. Majesco will endeavor [Information omitted and filed separately with the Commission under Rule 24B-2] prior to cancellation or material modification of such policy.

7.    Eidos’ Representations, Warranties & Indemnifications

7.1    Eidos represents and warrants that: (i) it is duly incorporated and in good standing under the laws of the jurisdiction in which it is incorporated, and it has the full rights, power, legal capacity and authority to enter into this Agreement, and to carry out the terms hereof; and (ii) it is under no contractual or other legal obligation which would interfere in any way with the full, prompt, and complete performance of its obligations pursuant to this Agreement; and (iii) it will comply with all rules, regulations and laws in performing its obligations under the Agreement .

7.2    Eidos shall indemnify, hold harmless and defend Majesco its parents, subsidiaries and affiliates and their respective officers, directors and employees from and against any and all claims, losses, defense costs (including reasonable attorneys’ fees), judgments and other expenses relating to or arising out of (i) any breach of its representations and warranties in Clause 7.1 under this Agreement; or (ii) any unfair trade practice, trade libel or misrepresentation based on any promotional material, packaging, documentation or other materials created by Eidos or on its behalf with respect to any Titles. Majesco will have the right to participate in its defense or settlement with counsel of its choice, and all costs and expenses therefor will be borne by Majesco. The provisions of this Section 7.2 shall not apply to any claim which arises as a result of a breach of any obligation, covenant, representation or warranty made by Majesco herein.

7.3    Eidos shall indemnify, hold harmless and defend Majesco, its parents, subsidiaries and affiliates and their respective officers, directors and employees from and against any and all claims, losses, defense costs (including reasonable attorneys’ fees), judgments and other expenses relating to or arising out of any and all claims made against any of the indemnified parties addressed above by any third party resulting from Eidos’ negligent and/or wrongful acts, omissions or misrepresentations, regardless of the form of action, in connection with the exercise of the rights granted to Eidos under this Agreement and except where or to the extent the claim arises as a result of a (a) breach of any obligation, covenant, representation or warranty made by Majesco herein or (b) is a claim in respect of which Eidos is entitled to make a claim for indemnification under Clause 6.2 or (c) relates to, any manufacturer or platform owner guarantee or warranty. Majesco’s right to indemnification under this Clause is also subject to and conditional upon:

(i)	Majesco notifying Eidos promptly after becoming aware of the claim;

(ii)	Majesco giving Eidos the right of sole conduct of the defense of the relevant claim;

(ii)	Majesco not making any settlement or compromise of the relevant claim without the written consent of Eidos; and

(iii)	Majesco not making any admissions or fact or otherwise in relation to the relevant claim without the prior written consent of Eidos.

Subject to the provisions of Clause 7.3 above, Majesco will have the right to participate in its defense or settlement with counsel of its choice, and all costs and expenses therefor will be borne by Majesco.

8.    Limited Warranty; Disclaimer of Warranties: Limited Liability

8.1    EXCEPT AS EXPRESSLY PROVIDED HEREIN, MAJESCO MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE PERFORMANCE OF THE TITLE OR AS TO SERVICE TO EIDOS.

8.2    EXCEPT AS EXPRESSLY PROVIDED HEREIN, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, ARE HEREBY EXCLUDED BY MAJESCO AND EIDOS.

8.3    REGARDLESS OF WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE OR OTHERWISE, NEITHER EIDOS NOR MAJESCO WILL BE LIABLE TO THE OTHER, ITS AGENTS, LICENSEES AND/OR CUSTOMERS FOR ANY LOST PROFITS OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR OTHER SPECIAL DAMAGES SUFFERED BY IT, ITS AGENTS, LICENSEES, AND/OR CUSTOMERS OR OTHERS ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR ANY TITLE, FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY) EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE.

8.4    SUBJECT ONLY AS PROVIDED BELOW, IN NO EVENT WILL THE TOTAL CUMULATIVE LIABILITY OF EITHER PARTY TO THE OTHER IN CONNECTION WITH THIS AGREEMENT (INCLUDING, BUT NOT LIMITED TO, ANY TITLE, AND ANY MATERIALS PROVIDED) FROM ALL CAUSES OF ACTION OF ANY KIND, INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY, EXCEED THE TOTAL AMOUNT PAID OR DUE TO BE PAID BY EIDOS TO MAJESCO HEREUNDER. NOTWITHSTANDING THE PREVIOUS SENTENCE, EXCEPT AS PROVIDED IN SECTION 8.3, NOTHING IN THIS AGREEMENT SHALL LIMIT OR EXCLUDE THE LIABILITY OF A PARTY FOR ANY CLAIM FOR INDEMNIFICATION ARISING UNDER THIS AGREEMENT.

8.5    Each party acknowledges that the other has entered into this Agreement in reliance on the disclaimers of liability, the disclaimers of warranty and the limitations of liability set forth in this Agreement and that such terms form an essential basis of the understanding between the parties.

9.    Assignment/Sublicensing

9.1    Eidos may not assign its rights or delegate its duties under this Agreement without the prior written consent of Majesco except that (a) Eidos may assign the benefit of its rights under this Agreement to a purchaser of a substantial part of the business and assets of Eidos provided that unless otherwise agreed Eidos shall remain liable for the performance of its obligations hereunder by any such assignee as if they were its own; and (b) Eidos may appoint affiliates and other third parties as sub-distributors of the Units without the need for consent; provided that it gives Majesco no less than twenty (20) days prior written notice of each such appointment. This Agreement will be binding upon and will inure to the benefit of Majesco and Eidos and their respective successors and permitted assigns. Majesco may assign this Agreement upon written notice to Eidos..

10.    Localizations

10.1    All manufacture and other localization obligations shall be borne by Majesco. Save as otherwise agreed in writing between the parties, Majesco shall deliver localized Units for the Titles for distribution in English, French, German, Spanish and Italian. Localization for any additional languages is to be discussed between Majesco and Eidos, and carried out upon mutual agreement.

11.    Relationship of Eidos and Majesco and Audit.

11.1    Neither Eidos nor Majesco shall be deemed to be partners or agents of the other, and neither party shall have the power or authority to bind the other party.

11.2    Eidos shall at all time keep true and accurate records of all marketing expenditure referred to in Clause 3.1. Majesco shall be entitled (either itself or by any representative including, without limitation, its auditors or other accountants), upon no less than thirty (30) days notice during the Term and for two (2) years thereafter to enter the appropriate premises of Eidos for the purpose of ensuring the due compliance by Eidos of its obligations under Clause 3.1 and to review records kept by Eidos relating to its marketing expenditure on the Titles. The right of inspection and audit shall not be exercised more than once in any twelve month period. Majesco shall be solely responsible for the costs of such inspection and audit unless it shows that Eidos has underspent in regard to its obligations under said Clause 3.1 by five percent (5%) or more for the period covered, in which case Eidos shall reimburse Majesco for all of its third party professional fees and expenses for such audit and shortfall plus interest thereon from the date payment should have been made at the rate provided in Section 2.3 above. If Eidos shall have a good faith dispute with the outcome of any audit performed by Majesco hereunder, the parties shall in good faith select an independent auditor to verify the results of such audit the cost of which shall be paid by Eidos unless such auditor determines that no such shortfall exists, in which case such expenses shall be paid by Majesco.

11.3    Except as expressly provided herein or agreed to in writing by Majesco and Eidos, Eidos will pay all costs and expenses incurred in the performance of Eidos’ obligations under this Agreement.

12.    Confidential Information

12.1    Both parties will regard and preserve as strictly confidential all information and material, including the terms of this Agreement, all technical information relating to the Titles, marketing information, manufacturing information, and customer or client information, provided to each other (hereinafter ‘‘Confidential Information’’).

12.2    The parties agree that they will have no obligation in connection with specific Confidential Information, to the extent that (i) such Confidential Information is already or becomes publicly known or otherwise disclosed through no wrongful act of the parties; (ii) such Confidential Information is rightfully received from a third party without restriction and without breach of this Agreement; or (iii) such Confidential Information is disclosed pursuant to a statute or governmental regulation or an order from a court with jurisdiction.

12.3    Following any expiration or termination of this Agreement, subject to Eidos’s sell-off rights hereunder Eidos will return to Majesco all of Majesco’s Confidential Information as well as all tangible property, including plans, drawings, specifications, papers, documents, manuals, computer programs, software code, gold masters and other records, including all complete or partial copies thereof, which refer or relate to the Titles. All such material will be returned to Majesco within twenty (20) days after expiration or termination of this Agreement and Eidos will certify in writing that it has complied with this Section 12.3.

13.    General

13.1    All notices and statements shall be in writing and shall, together with any payments, be delivered personally by hand or by Federal Express or other internationally recognized receipted overnight or courier service, postage prepaid, or sent by a confirmed (confirmation report printed) facsimile transmission with follow up copy sent by the aforesaid means, to the intended party at the address set forth at the beginning of this Agreement (unless notification of a change of address is given in writing). Notice shall be deemed delivered upon the date of personal delivery or facsimile transmission is made or the date of delivery as indicated by Federal Express or other internationally recognized receipted overnight or courier service. Notices sent by first-class prepaid post shall be deemed served on the third day after the date of posting (although if such day is not a business day it shall be deemed served on the next following business day (a ‘‘business day’’ being any day other than a Saturday, Sunday or statutory public holiday in England). Notices to Eidos shall be to the attention of: Head of Legal and Business Affairs, Wimbledon Bridge House, 1 Hartfield Road, Wimbledon, London, SW19 3RU. Notices to Majesco shall be to the attention of Jason Dutton, Majesco Europe Ltd., City Point, Temple Gate, Bristol, BS1 6PL, United Kingdom, with a courtesy copy (but which copy shall not have to have been received before service is deemed given on Majesco) to Majesco Entertainment Company, P.O. Box 6570 Edison, New Jersey 08818, Attention: General Counsel.

13.2    This Agreement shall be construed in accordance with the laws of England and Wales and the parties hereto irrevocably submit to the exclusive jurisdiction of the courts of England and Wales and waive any rights to object to or challenge the appropriateness of said forums. Each party hereby agrees to accept service of process pursuant to the notice provisions hereunder and waives any and all objections to venue, jurisdiction, or service of process.

13.3    Except as otherwise provided in this Agreement, this Agreement can be modified, amended, or any provision waived only by a written instrument signed by an authorized officer of Majesco and by an authorized officer of Eidos.

13.4    This Agreement is the entire agreement between the parties in connection with the subject matter of the Agreement; it incorporates, replaces and supersedes all prior agreements, promises, proposals, representations, understandings and negotiations, written or not, between the parties in connection therewith.

13.5    In the event any one or more of the provisions of this Agreement are unenforceable, it will be stricken from this Agreement, but the remainder of the Agreement will be unimpaired. The headings in this Agreement are for purposes of reference only.

13.6    If a party’s performance under this Agreement is prevented, restricted, or interfered with by reason of war, terrorism, fire, flood, earthquake, explosion, or other natural disaster or any other reason beyond the reasonable control of such party (each a ‘‘force majeure’’), then upon giving prompt written notice to the other party, the party required to perform shall be excused from such performance during such prevention, restriction, or interference, provided that the said time does not exceed sixty (60) days. In the event such prevention, restriction, or interference continues for a period exceeding sixty (60) days, the party not prevented from performance by reason of force majeure shall have the right to terminate this Agreement upon written notice to the other party.

13.7    No failure or delay by either party in exercising any right, power, or remedy hereunder shall operate as a waiver or any subsequent exercise of such right, power, or remedy. The remedies provided to each party hereunder shall be cumulative and shall not be exclusive of any other remedy available hereunder, or at law or in equity.

13.8    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

13.9    The provisions of Sections 2.8, 4, 5, 7, 8, 11, 12 and 13 shall survive the termination and/or expiration of this Agreement.

13.10    This document shall not be deemed an offer and shall not be binding unless signed by a duly authorized representative or officer of each party hereto.

13.11    A person who is not a party to this Agreement shall not have any rights under or in connection with it by virtue of the Contracts (Rights of Third Parties) Act 1999 except where such rights are expressly granted by clauses 6.2, 7.2 and 7.3. The rights of the parties to terminate, rescind or agree any variation, waiver or settlement under this Agreement is not subject to the consent of any person that is not a party to this Agreement.

IN WITNESS WHEREOF, the parties hereto, each acting under due and proper authority, and intending to be legally bound, have executed this Agreement on the date first written above.

AGREED TO & ACCEPTED BY MAJESCO

By:   /s/ Jesse Sutton

Duly Authorized by Majesco Europe Limited
Print Name: Jesse Sutton
Print Title: Director

AGREED TO & ACCEPTED BY EIDOS

By:

Duly authorized by Eidos Interactive Limited
Print Name:
Print Title:

EXHIBIT A

Title	Platform	Quarterly Release Date*	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]
MechAssault: Phantom War	DS	Q3 2007	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]
Super Black Bass Fishing	DS	Q3 2007	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]
Dino Master	DS	Q3 2007	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]
[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]
F24 Stealth Fighter	DS	Q3 2007	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]
Cake Mania	DS	Q4 2007	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]
[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]
New York Times Crossword	DS	Q4 2007	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]

Title	Platform	Quarterly Release Date*	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]
Toonduko	DS	Q4 2007	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]
Operation Vietnam	DS	Q3 2007	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]
Nancy Drew	Wii	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]
Nancy Drew	DS	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]
[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]
[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]
[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]
[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]

Title	Platform	Quarterly Release Date*	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]
[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]
[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]
[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]
[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]
[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B-2]	[Information omitted and filed separately with the Commission under Rule 24B	[Information omitted and filed separately with the Commission under Rule 24B-2]
Total			[Information omitted and filed separately with the Commission under Rule 24B-2]			[Information omitted and filed separately with the Commission under Rule 24B-2]
*	Majesco fiscal quarters defined as follows: Q1 = Nov-Jan; Q2 = Feb-Apr; Q3 = May-July; Q4 = Aug-Oct

Exhibit B

PAL Territories

Scandinavia (Iceland, Norway, Sweden, Finland, and Denmark); the British Isles (the United Kingdom and Ireland); Western Europe (France, Belgium, the Netherlands, Luxembourg, and Monaco); Southern Europe (Portugal, Spain, Andorra, Italy, Malta, San Marino, and Vatican City); Central Europe (Germany, Switzerland, Liechtenstein, Austria, Poland, the Czech Republic, Slovakia, and Hungary); South Eastern Europe (Slovenia, Croatia, Bosnia and Herzegovina, Serbia, Montenegro, Albania, Macedonia, Romania, Bulgaria, Greece, and Turkey); and Eastern Europe (Estonia, Latvia, Lithuania, Belarus, Ukraine, Moldova, the countries of the former USSR.

Australia and New Zealand.

Middle East

South Africa